Exhibit 10.6
AMENDMENT
TO
EXECUTIVE EMPLOYMENT AGREEMENT
     This Amendment to Executive Employment Agreement (the “Amendment”) is entered into on June 13, 2008, by and between Cash Systems, Inc., a Delaware corporation (the “Company”) and Andrew Cashin (the “Executive”).
R E C I T A L S
     WHEREAS, the Company and the Executive have entered into that certain Executive Employment Agreement dated as of March 23, 2006 (the “Agreement”);
     WHEREAS, the Company has entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Global Cash Access, Inc., a Delaware corporation (“GCA”) and Card Acquisition Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of GCA (“GCA Acquisition”), pursuant to which, among other things, GCA Acquisition will merge with and into the Company (the “Merger”); and
     WHEREAS, it is a condition precedent to the closing of the Merger that the Company and the Executive amend the terms of the Agreement in accordance with the terms of this Amendment.
     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Executive hereby agree to amend the Agreement as follows:
A M E N D M E N T
     1. Definitions. Except as otherwise provided herein, capitalized terms used in this Amendment shall have the definitions set forth in the Agreement.
     2. Amendment. Section 1.1 of the Agreement is hereby amended by the addition of the following sentence to the end thereof:
          “Subject to and effective upon the consummation of the merger of the Company with a wholly-owned subsidiary of Global Cash Access, Inc., (A) the Executive shall and hereby does resign from all positions as a corporate officer of the Company, (B) the Executive and the Company agree that the foregoing resignation shall not be deemed a resignation of the Executive from his employment or the termination of the Term, and (C) the Position shall automatically become “Director” (which, for the avoidance of doubt, shall not refer to a title of employment and not membership on the Company’s board of directors), reporting directly to the Chief Executive Officer of the Company.”

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     3. Terms of Agreement. Except as expressly modified hereby, all terms, conditions and provisions of the Agreement shall continue in full force and effect.
     4. Conflicting Terms. In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.
     5. Entire Agreement. This Amendment and the Agreement constitute the entire and exclusive agreement between the parties with respect to the subject matter hereof. All previous discussions and agreements with respect to this subject matter are superseded by the Agreement and this Amendment. This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Facsimile counterparts shall be deemed to be originals.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives, effective as of the date first written above.

CASH SYSTEMS, INC.

/s/ Mike Rumbolz
Mike Rumbolz, President

EXECUTIVE

/s/ Andrew Cashin
Andrew Cashin

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